UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2015

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 27, 2015, Tauriga Sciences, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, there were 480,655,929 shares of common stock represented in person or by proxy of the 929,825,933 shares of common stock entitled to be cast, constituting a quorum. Of the shares of common stock cast, a majority of the shares needed to vote for the proposal for approval. As such, the Company’s stockholders approved the sole proposal listed below, which proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on July 17, 2015. The final vote on the proposal presented at the Special Meeting is as follows:

Proposal 1: To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 2,500,000,000 shares.

Votes For	Votes Against	Votes Abstaining
433,331,977	38,235,042	9,088,910

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press release dated July 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2015

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer